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                                                                      EXHIBIT 11

                VARIAN ASSOCIATES, INC. AND SUBSIDIARY COMPANIES
                 COMPUTATION OF EARNINGS PER SHARE IN ACCORDANCE
                      WITH INTERPRETIVE RELEASE NO. 34-9083


(SHARES IN THOUSANDS)                                                 1996             1995             1994
-------------------------------------------------                     ----             ----             ----

Actual weighted average shares outstanding for the period           31,024           33,648           34,391

Dilutive employee stock options                                      1,051            1,554            1,285
                                                                ----------       ----------       ----------

Weighted average shares outstanding for the period                  32,075           35,202           35,676
                                                                ==========       ==========       ==========



(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
-------------------------------------------------

Earnings from continuing operations                             $    122.1       $    105.8       $     67.6
Earnings from discontinued operations                                   --             33.5             11.8
                                                                ----------       ----------       ----------

Earnings applicable to fully diluted earnings per share         $    122.1       $    139.3       $     79.4
                                                                ==========       ==========       ==========


Earnings per share based on SEC interpretive release
  No. 34-9083:

   Earnings from continuing operations                          $     3.81       $     3.01       $     1.90
   Earnings from discontinued operations                                --             0.95             0.32
                                                                ----------       ----------       ----------

Earnings per share - Fully Diluted(1)                           $     3.81       $     3.96       $     2.22
                                                                ==========       ==========       ==========
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(1) There is no significant difference between fully diluted earnings per share and primary earnings per share.